UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2025

Myers Industries, Inc.

(Exact name of Registrant as Specified in Its Charter)

Ohio	001-8524	34-0778636
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1293 South Main Street
Akron, Ohio		44301
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (330) 253-5592

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	MYE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 22, 2025, Myers Industries, Inc. (the “Company”) announced that the Company’s Board of Directors (the “Board”), upon the recommendation of the Corporate Governance Committee of the Board, had authorized an increase in the number of directors from eight to nine and authorized the appointment of Helmuth Ludwig as a director, effective October 1, 2025, to hold office until the Company’s 2026 annual meeting of shareholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal. Dr. Ludwig is currently a Professor of Practice for Strategy and Entrepreneurship at the Cox School of Business at Southern Methodist University in Dallas, Texas, a position he has held since his appointment in January 2020. Dr. Ludwig previously served Siemens for 30 years in executive roles in Europe, Asia and the Americas. Dr. Ludwig has been on the Board of Directors of Hitachi, Ltd., since July 2020, and previously served on the Board of Directors of Circor International, Inc. (formerly NYSE:CIR) from 2016 through 2023 and as Chair from 2020 through 2023. The Board has determined that Dr. Ludwig satisfies the independence requirements of the corporate governance standards of the New York Stock Exchange. The Company has issued a press release announcing the appointment of Dr. Ludwig to the Board, a copy of which is attached as Exhibit 99.1 hereto.

As a non-employee director, Dr. Ludwig will be eligible to receive compensation in the same manner as the Company’s other non-employee directors, on a pro-rata basis for his first partial year of service, consistent with the description in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 14, 2025, and Exhibit 10.23 filed with the Company’s Annual Report on Form 10-K filed with the Commission on March 6, 2025. The Company will enter into an indemnification agreement with Dr. Ludwig in a manner consistent with the agreements entered into with the Company’s existing directors, the form of which was filed as Exhibit 10.4 to the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2021 filed with the Securities and Exchange Commission on May 6, 2021. Dr. Ludwig will be appointed initially to the Audit and Corporate Governance committees of the Board effective October 1, 2025.

Item 7.01 Regulation FD Disclosure.

As described in “Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers” above, on September 22, 2025, the Company issued a press release announcing the appointment of Helmuth Ludwig to the Board effective October 1, 2025. The full text of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Pursuant to General Instruction B.2 of Current Report on Form 8-K, the information in this Item 7.01 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section. Furthermore, the information in this Item 7.01 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act except as may be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated September 22, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Myers Industries, Inc.

Date:	September 22, 2025	By:	/s/ Aaron Schapper
Aaron Schapper President and Chief Executive Officer